SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 24, 2007

Date of report (Date of earliest event reported)
SurModics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street
Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)
(952) 829-2700

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01.     Entry into a Material Definitive Agreement
     On August 24, 2007, SurModics, Inc. (the “Company”) entered into a Purchase Agreement (the “Agreement”) with Vest Mykyng LLC (the “Seller”), pursuant to which, subject to the terms and conditions of the Agreement, the Company will purchase a parcel of land from the Seller. The Agreement is a “Material Contract” as defined under Item 601(b)(10)(ii)(C) of Regulation S-K under the Securities Exchange Act of 1934 because the Agreement is a contract calling for the acquisition of property for consideration exceeding 15% of the book value of the property, plant and equipment of the Company on a consolidated basis. However, the consummation of the transactions contemplated by the Agreement will not be deemed to involve a “significant amount of assets” under Instruction 4 to Item 2.01 of Form 8-K because the amount to be paid for the land will not exceed 10% of the total assets of the Company on a consolidated basis. The transactions contemplated by the Agreement are expected to close between 45 days and one year after the date of the Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.
Date: August 30, 2007	/s/ Philip D. Ankeny
Philip D. Ankeny
Chief Financial Officer